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                               [BLAIR PARK LETTERHEAD]

                            Addendum to a Lease Agreement

                                       between

                   East Williston Road Associates ("Landlord") and

                         NOVELLUS, SYSTEMS, INC.  ("Tenant")

                               Dated:  August 10, 1995

1.   DESCRIPTION OF LEASED PREMISES.

     South Half, Second Floor
     Suite #12, Building 6, One Blair Park, Williston, Vermont.
     2,580 Square Feet Net, 3,000 Square Feet Gross

2.   LEASE TERM.

     10/01/95 through 09/30/98 inclusive.

3.   RENT.

     (a) From the commencement date through 09/30/98: $3,000.00 per month ($12.00 per square foot per year);

     (b)  From           through         : $         per month ($    per square
          foot per year);

     (c)  From           through         : $         per month ($    per square
          foot per year);

4.   BASE YEAR FOR COMMON EXPENSES:      1996

5.   TENANT'S PROPORTIONATE SHARE OF INCREASED COMMON EXPENSES:

     16.7%

6.   TENANT'S USE OF LEASED PREMISES:

     Office

7.   AMOUNT OF TENANT'S SECURITY DEPOSIT.

     Existing Deposit of $833.00.

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8.   NAME AND ADDRESS FOR NOTICES TO TENANT.

     Novellus Systems, Inc.
     81 Vista Montana
     San Jose, CA 95134-1510

9.   MISCELLANEOUS.

     Landlord will complete interior Fit-up as per attached plan.

     All other terms and conditions remain as previously stated in the original lease dated May 1, 1990.

10.  TENANT'S OPTION TO RENEW.

Provided the Tenant has fully and faithfully performed and discharged all of its obligations under this lease and is not then default under any of the terms or conditions of this Lease and all rent required to be paid by Tenant has been paid in full, the Tenant shall have the option to renew this Lease for two (2) additional terms of three (3) years each, on the same terms and conditions herein set forth, except with respect to rights of renewal theretofore exercised and except as hereinafter set forth with respect to rent. Such option shall be exercised, if at all, by written notice from the Tenant to the Landlord not later than six (6) months prior to the expiration of the term of this Lease as then constituted. The rent payable during such renewal term shall be equal to the then-existing fair market rental value of the Premises at the time of such renewal, as mutually agreed upon by the Landlord and the Tenant, but in no event less than the rent in effect immediately prior to the effective date of such renewal.

IN PRESENCE OF:                         EAST WILLISTON ROAD ASSOCIATES
                                        ("Landlord")

/s/ Jeanne Mazza                        By:
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                                        NOVEllUS SYSTEMS, INC.
                                        ("Tenant")
/s/ Thomas R Fog
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[FLOOR PLAN CHART]